For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	Daly Gray, Inc.
(561) 227-1386	(703) 435-6293

Chatham Lodging Trust Announces Fourth Quarter 2018 Results

Company Significantly Beats AFFO Guidance, Introduces 2019 Guidance

WEST PALM BEACH, Fla., February 25, 2019-Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels and owns 137 hotels wholly or through joint ventures, today announced results for the fourth quarter ended December 31, 2018. The company also provided initial guidance for 2019.
On January 10, 2019, the company updated its fourth quarter guidance with respect to room revenue, revenue per available room (RevPAR) and RevPAR growth. The following chart compares actual 2018 fourth quarter results to the updated guidance:

	Updated Q4 2018 Outlook as of 1/10/19	Actual Q4 2018
Room revenue	$69 million	$70 million
RevPAR	$125	$125
RevPAR growth	4%	4%
Fourth Quarter 2018 Key Metrics

•
Portfolio Revenue per Available Room (RevPAR) - Increased 4.1 percent to $125, compared to the 2017 fourth quarter, for Chatham’s 40, comparable wholly owned hotels (excludes the Residence Inn Charleston Summerville which opened in August 2018 and the Courtyard Dallas Downtown which opened in September 2018). Average daily rate (ADR) improved 1.5 percent to $162, and occupancy rose 2.4 percent to 77 percent.

•	Net income (loss) - Declined $5.6 million to a loss of $(0.2) million compared to the 2017 fourth quarter. Net income (loss) per diluted share was $(0.01) versus $0.12.

•	Adjusted EBITDA - Advanced $2.6 million, or 9.8 percent higher than the 2017 fourth quarter, to $28.9 million, exceeding the upper end of the company’s guidance of $27.5 million.

•
Adjusted FFO - Jumped $2.4 million, or 15.2 percent, to $18.4 million, versus $16.0 million in the 2017 fourth quarter. Adjusted FFO per diluted share was $0.39, above guidance of $0.32-$0.36 per share.

•
Operating Margins - Rose 30-basis points to 44.1 percent in comparable hotel gross operating profit margins. Comparable Hotel EBITDA margins were 20 basis points higher at 36.5 percent, above the company’s guidance range.

•	Acquisition - Acquired the 167-room Courtyard by Marriott Downtown Dallas, Texas, for $49 million, or approximately $293,000 per room.

Consolidated Financial Results
The following chart summarizes the consolidated financial results for the three months and year ended December 31, 2018. RevPAR, ADR and occupancy for 2018 and 2017 are based on the company’s 40 comparable hotels owned as of December 31, 2018 ($ in millions, except per share, RevPAR, ADR, occupancy and margins):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income (loss)	$(0.2)	$5.5	$30.9	$29.7
Diluted net income (loss) per common share	$(0.01)	$0.12	$0.66	$0.73
RevPAR	$125	$120	$134	$133
ADR	$162	$159	$167	$167
Occupancy	77%	75%	81%	80%
GOP Margin	44.0%	43.3%	46.4%	47.4%
Hotel EBITDA Margin	36.3%	35.9%	39.0%	40.3%
Adjusted EBITDA	$28.9	$26.3	$131.5	$126.7
AFFO	$18.4	$16.0	$90.7	$86.3
AFFO per diluted share	$0.39	$0.36	$1.95	$2.14
Dividends per share	$0.33	$0.33	$1.32	$1.32
2018 Highlights
“The lodging industry remained healthy in 2018, which was not reflected in the sell-off in lodging REIT stocks towards the end of 2018. Demand rose 2.5 percent while new supply remained in-check at 2.0 percent, enabling industry occupancy to reach an all-time high of 66.2 percent,” said Jeffrey H. Fisher, Chatham’s president and chief executive officer. “Our overall performance in 2018 was solid, especially because the company achieved a number of meaningful accomplishments:

•	refinanced its unsecured $250 million senior revolving credit facility, extending the maturity to 2023 while reducing its borrowing costs.

•	raised approximately $25 million through its share plans at almost $22 per share, using proceeds to partially fund acquisitions.

•	acquired two, high-quality hotels in Dallas, Texas, and Summerville, S.C., for approximately $70 million.

•	increased adjusted EBITDA by $4.8 million or 4 percent

•	improved adjusted FFO by $4.4 million or 5 percent

•	invested $31.4 million in capital improvements

Operating Results
“We had a knock-out fourth quarter across the board with a significant increase in RevPAR combining with higher operating margins to deliver adjusted EBITDA, AFFO and AFFO per share, well over our guidance range,” Fisher highlighted. “Our RevPAR outperformance was primarily driven by demand related to the gas explosions in the north Boston area in September that displaced many residents and propelled three of our hotels in the surrounding area to significantly outperform our expectations for the quarter. Excluding those three hotels, portfolio RevPAR growth was a healthy 1.5 percent. Even though we were the beneficiary of the one-time events in north Boston, our overall portfolio RevPAR growth also exceeded expectations.”

Chatham’s six largest markets comprise approximately 60 percent of its hotel EBITDA. Fourth quarter 2018 RevPAR performance for these key markets include:

•	Silicon Valley RevPAR improved 0.8 percent to $165 at its four hotels, despite renovations occurring at one of its Sunnyvale hotels.

•
RevPAR at its two San Diego hotels increased 33.5 percent, benefitting from a strong convention calendar, border patrol room demand and an easy comparison with Mission Valley under renovation in December 2017.

•	Washington, D.C. RevPAR declined 1.7 percent at its three hotels, influenced by on-going renovation at its Tyson’s Corner, Va. hotel.

•	RevPAR at its three coastal hotels in Maine and New Hampshire advanced 17.5 percent, driven by meaningful demand at its Exeter, New Hampshire hotel related to the north Boston gas explosions.

•	At its four Houston hotels, RevPAR dropped 13.1 percent due to difficult comparisons to the prior year attributable to demand from Hurricane Harvey.

•	Two Los Angeles-area hotels experienced a 2.3 percent RevPAR increase.

Gross operating profit margins in the 2018 fourth quarter rose 70 basis points to 44.0 percent. At its 40 comparable hotels, which excludes two hotels opened in 2018, gross operating profit margins grew 30 basis points to 44.1 percent.

At its 37 comparable Island-managed hotels, which excludes hotels acquired in 2018 and 2017, fourth quarter RevPAR jumped approximately 4.0 percent, leading to an 80 basis points increase in operating margins.

“It is certainly easier to grow margins with strong RevPAR growth like we experienced in the fourth quarter, said Dennis Craven, Chatham’s chief operating officer. “Additionally, we are working closely with Island Hospitality to augment other revenue initiatives, such as implementing or increasing parking revenue or amenity sales efforts, in order to improve margins and reduce the impact from rising payroll and benefits costs, which remains the line item with the highest exposure to increase.”

On a per occupied room basis at its 37 comparable Island-managed hotels, payroll and benefits costs, due largely to the strong economy, increased 3.4 percent in the 2018 fourth quarter, which reduced margins by 20 basis points.

“Continuing a positive trend that we have seen the last two quarters, on a per occupied room basis, the increase in fourth quarter payroll and benefit costs was 20 basis points below the 3.6 percent increase in the 2018 third quarter and 80 basis points below the 4.2 percent increase we experienced throughout 2017,” Craven stated.

Strategic Capital Recycling Program and Hotel Investments

In December 2018, Chatham acquired the recently opened 167-room Courtyard by Marriott Downtown Dallas, Texas, for $49 million, or approximately $293,000 per room. The hotel is located just two blocks from the Kay Bailey Hutchison Convention Center in the heart of downtown Dallas. The convention center, the nation’s sixth largest, boasts over two million square feet of space and generates more than one million room nights of demand annually. The center’s booking pace is up significantly looking ahead over the next five years. The Courtyard is the first new-build hotel in downtown Dallas since 2011 and has a significant competitive advantage over nearby select-service hotels which are adaptive re-use or conversion projects. Downtown Dallas has experienced a revival since 2010, with more than $5 billion of real estate investments generating a 23 percent increase in downtown population, as well as an increase in corporate office demand.

Chatham funded the purchase using available cash, including $25 million of proceeds from equity issued under its share plans in 2018 and borrowings on its unsecured credit facility. The hotel is managed by Island Hospitality Management, which is 51 percent owned by Fisher.

During the fourth quarter, the company substantially completed the renovation of the Homewood Suites Dallas, Texas. The company commenced the renovation of the Homewood Suites Farmington, Conn., the Residence Inn Sunnyvale, Calif., (#1), and Residence Inn Tysons Corner, Va., and expects to complete those improvements in the 2019 first quarter.

Capital Markets & Capital Structure

As of December 31, 2018, the company had net debt of $577.9 million (total consolidated debt less unrestricted cash). Total debt outstanding was $585.1 million at an average interest rate of 4.6 percent, comprised of $503.6 million of fixed-rate mortgage debt at an average interest rate of 4.7 percent and $81.5 million outstanding on the company’s $250 million senior unsecured revolving credit facility, which currently carries a 4.5 percent interest rate.

Chatham’s leverage ratio was approximately 34.7 percent on December 31, 2018, based on the ratio of the company’s net debt to hotel investments at cost. The weighted average maturity date for Chatham’s fixed-rate debt is February 2024, with the earliest maturity in 2021. As of December 31, 2018, Chatham’s proportionate share of joint venture debt and unrestricted cash was $165.4 million and $2.6 million, respectively. At Chatham’s current leverage level, the borrowing cost under the new facility is LIBOR plus 1.65 percent.

On December 31, 2018, as defined in the company’s credit agreement, Chatham’s fixed charge coverage ratio, including its interest in the two joint venture portfolios with Colony NorthStar, was 3.3 times, and total net debt to trailing 12-month corporate EBITDA was 5.6 times. Excluding its interest in the two joint ventures, Chatham’s fixed charge coverage ratio was 3.7 times, and net debt to trailing 12-month corporate EBITDA was 5.0 times.

“During 2018, we cost-effectively raised $24.5 million of equity through our share plans at a weighted average price of $21.92. Since the beginning of 2017, we generated gross proceeds of $208.2 million through the issuance of equity and the sale of a hotel and used those proceeds to acquire hotels for $201.5 million,” remarked Jeremy Wegner, Chatham’s chief financial officer. “Over this time, we have de-levered our balance sheet while also accreting value to our shareholders by adding newer, high-quality hotels.”

Joint Venture Investments

During the 2018 fourth quarter, the Innkeepers and Inland joint ventures contributed Adjusted EBITDA and Adjusted FFO of approximately $3.6 million and $1.0 million, respectively, compared to 2017 fourth quarter Adjusted EBITDA and FFO of approximately $3.4 million and $1.3 million, respectively. Adjusted EBITDA and Adjusted FFO were $0.1 million above the company’s previous guidance for the quarter. The year-over-year decrease in adjusted FFO is attributable to increased interest expense attributable to higher LIBOR borrowing rates.

Chatham received distributions from its joint venture investments of $0.8 million during the 2018 fourth quarter and $5.0 million for the year.

Dividend

Chatham currently pays a monthly dividend of $0.11 per common share. Chatham’s 2018 dividend per share of $1.32 represents approximately 68 percent of its 2018 adjusted FFO per share.

2019 Guidance

The company provides guidance, but does not undertake to update it for any developments in its business. Achievement of the results is subject to the risks disclosed in the company’s filings with the Securities and Exchange Commission.

The company’s 2019 guidance reflects the following assumptions:

•	Industrywide RevPAR growth of 1 to 2.5 percent in 2019

◦	Marriott International forecast North American RevPAR growth of 1 to 3 percent; Hilton Hotels & Resorts estimated systemwide RevPAR growth of 1 to 3 percent

◦	STR projected industry RevPAR growth of 2.3 percent.

•	RevPAR range is adversely impacted by approximately 65 basis points due to non-recurring demand related to the Boston area gas explosions in the 2018 fourth quarter

•	Renovations commencing at the following hotels:

◦	Residence Inn Dedham, Mass., and Residence Inn San Mateo, Calif., in the first quarter

◦	Residence Inn Houston and the Hampton Inn and Suites Houston, Texas, during the second quarter

◦	Residence Inn Fort Lauderdale, Fla., during the third quarter

◦	Residence Inn Sunnyvale, Calif., #2, in the fourth quarter

•	No additional acquisitions, dispositions, debt or equity issuance

The following bridges 2018 Adjusted FFO per share to the midpoint of the company’s 2019 guidance:

2018 Adjusted FFO per share	$1.95
Same store EBITDA decline	<0.04>
Non-recurring Boston area room demand	<0.03>
Decline in JV FFO due primarily to financing costs	<0.03>
Other	<0.02>
2019 Adjusted FFO per share at guidance midpoint	$1.83

	Q1 2019	2019 Forecast
RevPAR	$120 to $122	$132 to $135
RevPAR growth (40 comparable hotels)	-1.5% to 0.0%	-1.5% to 0.5%
Total hotel revenue	$73.3 to $74.3 M	$325.5 to $331.5 M
Net income (loss)	$(0.9) to $0.4 M	$23.5 to $28.5 M
Net income (loss) per diluted share	$(0.02) to $0.01	$0.51 to $0.61
Adjusted EBITDA	$25.1 to $26.4 M	$127.3 to $132.3 M
Adjusted FFO	$14.2 to $15.5 M	$84.1 to $89.1 M
Adjusted FFO per diluted share	$0.30 to $0.33	$1.78 to $1.88
Hotel EBITDA margins	33.9% to 34.7%	37.3% to 37.8%
Corporate cash administrative expenses	$2.5 M	$9.6 M
Corporate non-cash administrative expenses	$1.1 M	$4.8 M
Interest expense (excluding fee amortization)	$7.0 M	$26.5 M
Non-cash amortization of deferred fees	$0.3 M	$1.2 M
Chatham’s share of JV EBITDA	$2.8 to $3.1 M	$15.4 to $16.4 M
Chatham’s share of JV FFO	$0.2 to $0.5 M	$5.0 to $6.0 M
Weighted average shares/units outstanding	47.2 M	47.3 M

Funds from operations (FFO), Adjusted FFO (AFFO), EBITDA, Adjusted EBITDA and Hotel EBITDA margins are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

Earnings Call

The company will hold its fourth quarter 2018 conference later today at 10:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto either www.chathamlodgingtrust.com or www.streetevents.com or may participate in the conference call by dialing 1-877-407-0789 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until 11:59 p.m. ET on Monday, March 4, 2019, by dialing 1-844-512-2921, reference number 13686373. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly-traded real estate investment trust focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns interests in 137 hotels totaling 18,783 rooms/suites, comprised of 42 properties it wholly owns with an aggregate of 6,283 rooms/suites in 15 states and the District of Columbia and a minority investment in two joint ventures that own 95 hotels with an aggregate of 12,500 rooms/suites. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (5) EBITDAre (6) Adjusted EBITDA and (7) Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by NAREIT and Adjusted FFO

The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. The company believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the NAREIT definition.

The company calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in NAREIT’s definition of FFO, including other charges (2018 includes expenses related to the previously planned Silicon Valley expansions that the Company is no longer actively pursuing), losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

The company calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. The company believes EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare the company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company calculates EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

The company calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including other charges (2018 includes expenses related to the previously planned Silicon Valley expansions that the Company is no longer actively pursuing), losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.

Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. The Company presents Adjusted Hotel EBITDA because the Company believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA margins to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although the company presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•
FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;

•	FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;

•
EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;

•
Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;

•
Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•
Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than the company does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of the Company’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. The Company’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP.

The company’s reconciliation of FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a Fourth-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date hereof, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	December 31, 2018	December 31, 2017
	(unaudited)
Assets:
Investment in hotel properties, net	$1,373,773	$1,320,082
Cash and cash equivalents	7,192	9,333
Restricted cash	25,145	27,166
Investment in unconsolidated real estate entities	21,545	24,389
Hotel receivables (net of allowance for doubtful accounts of $264 and $200, respectively)	4,495	4,047
Deferred costs, net	5,070	4,646
Prepaid expenses and other assets	2,431	2,523
Deferred tax asset, net	58	30
Total assets	$1,439,709	$1,392,216
Liabilities and Equity:
Mortgage debt, net	$501,782	$506,316
Revolving credit facility	81,500	32,000
Accounts payable and accrued expenses	33,692	31,692
Distributions and losses in excess of investments of unconsolidated real estate entities	9,650	6,582
Distributions payable	5,667	5,846
Total liabilities	632,291	582,436
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized and unissued at December 31, 2018 and 2017	—	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 46,525,652 and 45,375,266 shares issued and outstanding at December 31, 2018 and 2017, respectively	465	450
Additional paid-in capital	896,286	871,730
Retained earnings (distributions in excess of retained earnings)	(99,285)	(69,018)
Total shareholders’ equity	797,466	803,162
Noncontrolling interests:
Noncontrolling interest in Operating Partnership	9,952	6,618
Total equity	807,418	809,780
Total liabilities and equity	$1,439,709	$1,392,216

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	For the three months ended		For the years ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue:
Room	$69,914	$65,051	$295,897	$278,466
Food and beverage	2,296	1,902	8,880	6,255
Other	3,426	2,750	13,710	11,215
Cost reimbursements from unconsolidated real estate entities	1,409	1,447	5,743	5,908
Total revenue	77,045	71,150	324,230	301,844
Expenses:
Hotel operating expenses:
Room	16,118	15,004	63,877	59,151
Food and beverage	1,963	1,572	7,312	5,342
Telephone	450	442	1,766	1,647
Other hotel operating	894	839	3,296	2,886
General and administrative	6,246	6,105	25,567	23,639
Franchise and marketing fees	5,903	5,490	24,864	23,247
Advertising and promotions	1,550	1,425	6,227	5,380
Utilities	2,625	2,514	10,835	9,944
Repairs and maintenance	3,667	3,419	14,710	13,317
Management fees	2,597	2,387	10,754	9,898
Insurance	342	303	1,354	1,228
Total hotel operating expenses	42,355	39,500	170,562	155,679
Depreciation and amortization	12,249	11,631	48,169	46,292
Impairment loss	—	—	—	6,663
Property taxes, ground rent and insurance	5,804	5,205	23,678	20,916
General and administrative	3,302	3,120	14,120	12,825
Other charges	3,550	523	3,806	523
Reimbursed costs from unconsolidated real estate entities	1,409	1,447	5,743	5,908
Total operating expenses	68,669	61,426	266,078	248,806
Operating income before gain (loss) on sale of hotel property	8,376	9,724	58,152	53,038
Gain (loss) on sale of hotel property	—	3,327	(18)	3,327
Operating income	8,376	13,051	58,134	56,365
Interest and other income	110	3	462	30
Interest expense, including amortization of deferred fees	(6,873)	(7,071)	(26,878)	(27,901)
Income (loss) from unconsolidated real estate entities	(1,815)	(448)	(876)	1,582
Income (loss) before income tax benefit (expense)	(202)	5,535	30,842	30,076
Income tax benefit (expense)	28	(79)	28	(396)
Net income (loss)	(174)	5,456	30,870	29,680
Net income (loss) attributable to noncontrolling interests	2	(35)	(229)	(202)
Net income (loss) attributable to common shareholders	$(172)	$5,421	$30,641	$29,478

Income (loss) per Common Share - Basic:
Net income (loss) attributable to common shareholders	$(0.01)	$0.12	0.66	$0.73
Income (loss) per Common Share - Diluted:
Net income (loss) attributable to common shareholders	$(0.01)	0.12	$0.66	0.73
Weighted average number of common shares outstanding:
Basic	46,513,688	43,205,683	46,073,515	39,859,143
Diluted	46,765,797	43,522,022	46,243,660	40,112,266
Distributions paid per common share:	$0.33	$0.33	$1.32	$1.32

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)

	For the three months ended		For the years ended
	December 31,		December 31,
	2018	2017	2018	2017
Funds From Operations (“FFO”):
Net income (loss)	$(174)	$5,456	$30,870	$29,680
Loss (gain) on sale of hotel property	—	(3,327)	18	(3,327)
Depreciation	12,188	11,559	47,932	46,060
Impairment loss	—	—	—	6,663
Adjustments for unconsolidated real estate entity items	1,790	1,698	6,992	6,600
FFO attributable to common share and unit holders	13,804	15,386	85,812	85,676
Other charges	3,550	523	3,806	523
Adjustments for unconsolidated real estate entity items	1,062	80	1,078	96
Adjusted FFO attributable to common share and unit holders	$18,416	$15,989	$90,696	$86,295
Weighted average number of common shares and units
Basic	46,876,155	43,500,875	46,428,387	40,138,856
Diluted	47,128,264	43,817,214	46,598,532	40,391,978

	For the three months ended		For the years ended
	December 31,		December 31,
	2018	2017	2018	2017
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income (loss)	$(174)	$5,456	$30,870	$29,680
Interest expense	6,873	7,071	26,878	27,901
Income tax (benefit) expense	(28)	79	(28)	396
Depreciation and amortization	12,249	11,631	48,169	46,292
Adjustments for unconsolidated real estate entity items	4,327	3,805	16,495	14,650
EBITDA	23,247	28,042	122,384	118,919
Impairment loss	—	—	—	6,663
Loss (gain) on sale of hotel property	—	(3,327)	18	(3,327)
EBITDAre	23,247	24,715	122,402	122,255
Other charges	3,550	523	3,806	523
Adjustments for unconsolidated real estate entity items	1,063	82	1,081	136
Share based compensation	1,050	999	4,210	3,784
Adjusted EBITDA	$28,910	$26,319	$131,499	$126,698

CHATHAM LODGING TRUST
ADJUSTED HOTEL EBITDA
(In thousands, except share and per share data)

		For the three months ended		For the years ended
		December 31,		December 31,
		2018	2017	2018	2017

Net Income		$(174)	$5,456	$30,870	$29,680
Add:	Interest expense	6,873	7,071	26,878	27,901
	Income tax expense	—	79	—	396
	Depreciation and amortization	12,249	11,631	48,169	46,292
	Corporate general and administrative	3,302	3,120	14,120	12,825
	Other charges	3,550	523	3,806	523
	Impairment loss	—	—	—	6,663
	Loss from unconsolidated real estate entities	1,815	448	876	—
	Loss on sale of hotel property	—	—	18	—
Less:	Interest and other income	(110)	(3)	(462)	(30)
	Gain on sale of hotel property	—	(3,327)	—	(3,327)
	Income from unconsolidated real estate entities	—	—	—	(1,582)
	Income tax benefit	$(28)	$—	$(28)	$—
	Adjusted Hotel EBITDA	$27,477	$24,998	$124,247	$119,341